UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 30, 2006
SERVICE CORPORATION INTERNATIONAL

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1929 Allen Parkway, Houston, TX	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 522-5141
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 30, 2006, Service Corporation International (SCI) notified its named executive officers (except as described in the next paragraph) that their employment agreements with SCI Executive Services, Inc., an SCI subsidiary, were being extended to December 31, 2007. The material terms of the employment agreements for the executive officers named in SCI’s proxy statement dated May 11, 2006 are summarized in such proxy statement under “Certain Information With Respect to Officers and Directors — Executive Employment Agreements”, which is incorporated by reference herein.
The Company did not send notices extending the employment agreements of Messrs. R.L. Waltrip, Chairman of the Board, Stephen M. Mack, Senior Vice President Middle Market Operations, Eric D. Tanzberger, Senior Vice President and Chief Financial Officer, and Sumner J. Waring, III, Senior Vice President Major Market Operations. The employment agreements of these four officers expire December 31, 2006. The Company intends to enter new employment agreements with these four officers in December 2006. The new employment agreements will have expiration dates of December 31, 2007. The new employment agreements will have terms generally comparable to the terms of the employment agreements of Messrs. Thomas L. Ryan and Michael R. Webb described in the above referenced proxy statement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE CORPORATION INTERNATIONAL
Date: December 4, 2006	By:	/s/ James M. Shelger
		Name:	James M. Shelger
		Title:	General Counsel and Secretary